UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2014 (May 8, 2014)

CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554
(Commission File Number)	(IRS Employer Identification No.)

1001 Summit Blvd., Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

(404) 300-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Crawford & Company (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) on Thursday, May 8, 2014. The total number of shares of the Company’s Class B common stock entitled to vote at the Annual Meeting was 24,690,172, and each share was entitled to one vote for each director nominee, and one vote on each of the other matters to be acted upon at the Annual Meeting. The number of shares represented at the Annual Meeting by valid proxies or ballots was 22,392,426 shares, which was 90.69% of the shares of stock entitled to vote at the Annual Meeting. The final voting results for the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

1.	Election of Directors. All of the nominees for director were elected to serve until the next annual meeting and until their successors are elected and qualified. The results of the election were as follows:

Nominee	For	Withheld	Broker Non-Votes
Harsha V. Agadi	20,689,005	143,624	1,559,797
P. George Benson	20,735,805	96,824	1,559,797
Jeffrey T. Bowman	20,748,806	83,823	1,559,797
Jesse C. Crawford	18,690,446	2,142,183	1,559,797
Roger A. S. Day	20,748,479	84,150	1,559,797
James D. Edwards	20,695,810	136,819	1,559,797
Russel L. Honoré	20,766,366	66,263	1,559,797
Joia M. Johnson	20,743,429	89,200	1,559,797
Charles H. Ogburn	20,696,251	136,378	1,559,797

2.	Amendment to the Crawford & Company Executive Stock Bonus Plan. The shareholders approved the proposal to increase the shares available under the Crawford & Company Executive Stock Bonus Plan, as amended, by 4,000,000 shares of Class A common stock. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
14,305,317	6,495,080	32,232	1,559,797

3.	Ratification of Independent Auditor. The shareholders ratified the Audit Committee of the Board of Directors’ selection of Ernst & Young LLP as independent auditor for the Company for the 2014 fiscal year. The vote on the ratification was as follows:

For	Against	Abstain
22,292,992	86,618	12,816

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY (Registrant)

By:	/s/ Allen W. Nelson
Allen W. Nelson Executive Vice President – General Counsel & Corporate Secretary

Dated: May 12, 2014

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